UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MINDBODY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

This Schedule 14A filing consists of the following communication relating to the proposed acquisition of MINDBODY, Inc. (“MINDBODY” or the “Company”) by Torreys Parent, LLC, a Delaware limited liability company (“Parent”), and Torreys Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated December 23, 2018, by and among the Company, Parent and Merger Sub (the “Merger”):

(i) Employee Letter.

The item above was first used or made available on December 31, 2018.

(i)

Dear MINDBODY Team,

Before I address the topic on everyone’s mind, I want to thank you for 2018, an incredible year where so many people gave so much to advance the MINDBODY cause. Your talent and efforts have transformed us into the leading brand and platform for Fitness, Beauty and Wellness in the world. More than 64 million classes and appointment bookings worth more than $1.3 billion now traverse our platform each month. We are helping tens of millions of people live healthier, happier lives, something Blake and I could hardly have imagined in my garage. We are deeply grateful to all of you who made this possible.

So, with all that success, why are we taking the company private?

In October, our Board of Directors and I agreed to explore of the possibility of taking MINDBODY private, because we realized that the right acquirer could enable us to be even more successful in the years ahead. Since then, through conversations with multiple interested acquirers and CEOs, I became convinced that going private now is our best path forward, and that Vista is an ideal partner. By going private and joining the Vista Family, we will have access to their exceptional resources and operating expertise. We will be free to improve our business away from the turmoil of the public markets, and we will be able to achieve our Purpose much more effectively.

I am confident that Vista will unleash tremendous growth for us in the years ahead, creating more jobs and promotional opportunities for MB Team members than ever before.

Naturally, many people have questions. Here are some that I’ve heard:

1.	Did you want this outcome?

•	Yes. For all the reasons outlined above. My head, heart and gut have all aligned that this is the right move for MB at the right time, and the Board unanimously agrees.

2.	Are you planning to leave MB?

•	No. I am excited to continue serving MB and all of you for years to come.

3.	Doesn’t Vista move companies to states where costs are lower?

•	Vista has moved the headquarters of smaller companies, but never one of our magnitude. Moving the HQ of large companies is extremely risky, and in MINDBODY’s case would make no sense.

•	We have over 1000 team members on the Central Coast. Our culture, values and hundreds of years of collective expertise are all based in the CA Central Coast.

•	Our Vista representative – coincidentally a Cal Poly Grad – has specifically committed to me to keep us in SLO.

4.	Will we close or move other offices?

•	This acquisition has no direct impact on our office plans.

•	As we have done for many years you can expect us to continue evolving our office footprint. In the years ahead, we will grow some and consolidate or move others.

•	The best personal and professional advice is to focus on doing your best work in the office that makes the most sense to you today. Tomorrow will take care of itself.

5.	Will I lose my job or see my pay and benefits cut?

•	Not if you are doing your best work and producing great outcomes.

•

Talented, fully committed, audaciously achieving, consciously evolving people are extremely valuable. Show up every day committed to being one of those, and your future pay and benefits will exceed your expectations.

•

Vista has committed to keeping our pay and benefits unchanged for at least a year. That doesn’t mean they will ask us to degrade pay and benefits in 2020. They recognize, just as we do that we exist in a competitive marketplace. We intend to continue providing competitive pay and benefits so that we may continue to attract and retain top talent.

6.	I’ve read some bad Glassdoor reviews of Vista.

•

And, I’ve read some bad Glassdoor reviews of MB. That’s our reality. Like Vista, we are employing a lot of people, and sometimes we have a bad fit or fall short. We are committed to learning from our mistakes and Consciously Evolving.

•

The Vista is team has conveyed to me that they are aware of their reputation from past acquisitions, and have been they have been consciously evolving their approach to improve that reputation in recent years.

•	From Robert Smith on down, I have found these people to be authentic, down to earth and utterly committed to building great software companies. Their values are highly aligned with ours.

•	If you want an accurate view of what it’s like to work for a Vista owned company similar to us, research Marketo, Cvent or Ping Identity.

7.	Did you announce this on Christmas Eve intentionally?

•	Hardly. We could not control the timing of the deal coming together, and SEC regulations required us to publicly announce it the next business day. Unfortunately, that turned out to be December 24th.

•

This timing was hard on everyone, and in particular those directly involved and our families. Please join me in thanking those who sacrificed PTO and holiday time with family and friends to support this important project.

In the weeks ahead, our Executive and Corporate Communications Teams will continue to work closely together to get more information to you. Throughout this period, I want to continue to hear from you. So, feel free to stop me in the hall or just email me back. My email is literally blown up, so please practice the elegant art of brevity.

Until then, my most important ask of each of you is to stay focused on the business of serving our customers and supporting each other. There is will be enormous opportunity in this next chapter, and we have a tremendous future ahead of us.

Happy New Year!

Rick

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Additional Information and Where to Find It

In connection with the proposed Merger, MINDBODY expects to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed transaction. Promptly after filing its definitive proxy statement with the SEC, MINDBODY will mail the definitive proxy statement and a proxy card to each stockholder of MINDBODY entitled to vote at the special meeting relating to the proposed transaction. The proxy statement will contain important information about the proposed Merger and related matters. STOCKHOLDERS AND SECURITY HOLDERS OF MINDBODY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT MINDBODY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MINDBODY AND THE TRANSACTION. This communication is not a substitute for the proxy statement or for any other document that MINDBODY may file with the SEC and send to its stockholders in connection with the proposed Merger. The proposed Merger will be submitted to MINDBODY’s stockholders for their consideration. Before making any voting decision, stockholders of MINDBODY are urged to read the proxy statement regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed Merger.

Stockholders of MINDBODY will be able to obtain a free copy of the proxy statement, as well as other filings containing information about MINDBODY and the proposed transaction, without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement, when available, and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by contacting MINDBODY’s Investor Relations at (888) 782-7155, by email at IR@mindbodyonline.com, or by going to MINDBODY’s Investor Relations page on its website at investors.mindbodyonline.com and clicking on the link titled “Financials & Filings” to access MINDBODY’s “SEC Filings.”

Participants in the Solicitation

MINDBODY and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of MINDBODY’s directors and executive officers and their ownership of Company Common Stock is set forth in MINDBODY’s proxy statement on Schedule 14A filed with the SEC on April 5, 2018, will be included in MINDBODY’s definitive proxy statement to be filed with the SEC in connection with the proposed Merger, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed Merger, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed Merger. Free copies of this document may be obtained as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication, and any documents to which MINDBODY refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent MINDBODY’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans and other information relating to the proposed transaction, strategies and objectives of MINDBODY for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect MINDBODY’s business and the price of the common stock of MINDBODY, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of MINDBODY and the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on MINDBODY’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from MINDBODY’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against MINDBODY related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction, and (ix) other risks described in MINDBODY’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, MINDBODY does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.